Exhibit 99.1

GLOBALSCAPE® RECOGNIZED AS ONE OF THE BEST PLACES TO WORK IN IT BY COMPUTERWORLD

Ranked 7th in its category across the nation

SAN ANTONIO, TX – June 23, 2014 — GlobalSCAPE, Inc. (NYSE MKT: GSB), a leading developer of secure information exchange solutions, has been named one of the best places to work in IT for the third time, ranking seventh in the small business category.

“Creating and maintaining an award-winning culture is in our DNA,” said James Bindseil, president and CEO of Globalscape. “Our employees are critical to our success and we work diligently to build an environment that values their contributions and awards them accordingly. This recognition is a strong testament to all the dedicated people that make Globalscape such a great place to work.”

Globalscape has received high honors for its workplace environment, receiving two previous awards from Computerworld, as well as multiple honors from the San Antonio Business Journal and the Texas Association of Business.

Since 1994, Computerworld’s annual “Best Places to Work in IT” feature has ranked the top 100 work environments for technology professionals. The list is compiled based on a comprehensive questionnaire regarding company offerings in categories such as benefits, career development, training, and retention. In addition, Computerworld conducts extensive surveys of IT workers, and their responses factor heavily in determining the rankings.

"Hiring the best and the brightest IT pros, offering them competitive pay, and providing top-notch benefits is just the beginning for the outstanding employers on this year's ‘Best Places to Work in IT’ list," said Scot Finnie, editor in chief of Computerworld. "Both newcomers to the list and rock-steady stalwarts nurture their talent with challenging business-critical projects, extensive training opportunities, and ongoing career development programs. They invest in their own futures by investing in their employees."

As a leader in the IT industry, Globalscape continues to grow and add more professionals to its award-winning team. For information on open opportunities at the company visit: http://www.globalscape.com/careers/.

About Globalscape

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features EFT, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best in class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments, and small businesses. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2013 calendar year, filed with the Securities and Exchange Commission on March 27, 2014.

Contact: Gil Haylon
Phone Number: 617-969-9192
Email: globalscape@corporateink.com